MANAGEMENT AGREEMENT
                              --------------------


         This Management Agreement ("Agreement") entered into effective January 1, 1997, by and between CAN-AM INTERNATIONAL INVESTMENT CORP., a British Columbia corporation ("CAN- AM") and J&M WHOLESALE, LTD., a British Columbia corporation ("J&M").

         WHEREAS, CAN-AM desires to engage J&M to manage certain of CAN-AM's operations; and

         WHEREAS, J&M desires to provide certain management services to CAN-AM;

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

         1. Duties. CAN-AM agrees to retain J&M to manage certain of CAN-AM's operations. J&M shall at all times exercise its best efforts in the performance of its duties.

         2. Operational Expenses; Reimbursement. J&M, may, during the term of this Agreement, finance certain of the operational expenses of CAN-AM. CAN-AM recognizes that a substantial portion of J&M's own operational expenses during the term of this Agreement may be related to CAN-AM operational expenses as a substantial portion of J&M's activities during such term may be related to managing CAN-AM's operations. CAN-AM shall reimburse J&M all of J&M's expenses which are directly incurred in the provision of services to or on behalf of CAN-AM, provided that J&M provides CAN-AM with such verification as CAN-AM shall require of the percent of J&M's operations which are related to CAN-AM. In no event shall J&M be paid any additional sum, fee or commission other than as set forth herein. The parties agree that any reimbursement due under this Agreement, may, at CAN- AM's sole discretion, be paid in cash or as a non-cash offset against any related-party receivable payable to J&M by CAN-AM.

         3. Term of Agreement. The term of this Agreement shall commence as of January 1, 1997 and shall continue in effect unless otherwise terminated, as provided herein.

         4. Termination. This Agreement may be terminated at any time by CAN-AM upon thirty (30) days written or oral notice to J&M. This Agreement may be terminated by J&M by delivering to CAN-AM written notice of termination, at least 60 days prior to the date of termination. Upon termination, J&M shall surrender control of all CAN-AM property and operations.

         5. Nature of Relationship. Notwithstanding anything which may be contained herein to the contrary, the parties hereto acknowledge that J&M's relationship arising under this Agreement is that of an independent contractor and not that of officer, employee, agent or partner of CAN-AM. J&M shall take no action beyond the scope of the authority specifically conferred upon him by this Agreement. J&M shall not participate in any employee benefit plans, insurance arrangements or any other programs available to employee of CAN-AM which are presently in effect or may, from time to time, be established in the future, and CAN-AM shall not be obligated or authorized to make any withholding, FICA or other deductions on J&M's behalf.

         6. Customer Records. J&M acknowledges that the list of CAN-AM's customers or clients as it may exist from time to time is a valuable, special and unique asset of CAN-AM's business. J&M shall not, during or after such period of time as this Agreement is in effect, divulge, furnish or make accessible to anyone (other than in the regular course of CAN-AM's business) any names, addresses or telephone numbers of those individuals who maintain accounts at CAN-AM. In addition, the contents of customers' files, or any other such information, shall be kept confidential during and after the term of this Agreement. All original records and all copies thereof of those customers who maintain accounts at CAN-AM, including names, addresses, telephone numbers or any other such information, as well as all other secrets and confidential information of CAN-AM shall remain the property of CAN-AM during and after the term of this Agreement. The terms of this Section shall survive any termination of this Agreement.

         In the event of a breach or threatened breach by J&M of the provisions of this Section or Section 7 hereof, CAN-AM shall be entitled to an injunction restraining J&M from disclosing, in whole or in part, the list of CAN-AM's customers or other confidential information, or from rendering any services to any person, firm, company, association, or other entity to whom such list or other confidential information, in whole or in part, has been disclosed or is threatened to be disclosed. Additionally, CAN- AM shall be entitled to an injunction restraining J&M from taking any act or making any disclosure which would affect CAN-AM's status as an owner or licensee of any intellectual property rights. Nothing herein shall be construed as prohibiting CAN-AM from pursuing any other remedies available to CAN- AM for such breach or threatened breach, including the recovery of damages from J&M.

         7. Confidential Information. J&M has in the past and may in the future develop, obtain or learn about confidential information which is the property of CAN-AM or which CAN-AM is under obligation not to disclose. J&M agrees to use its best efforts and the utmost diligence to guard and protect said confidential information, and J&M agrees that J&M will not, during or after the period of its performing services for CAN-AM, use for J&M or others, or divulge to others any of said confidential information which J&M may develop, obtain or learn about during or as a result of performing services for CAN-AM, unless authorized to do so by CAN-AM in writing. J&M further agrees that if this Agreement is terminated for any reason, J&M will not take, but will leave with CAN-AM or return to CAN-AM, records and papers and all matters of whatever nature which bear CAN-AM's confidential information.

         For the purposes of this Agreement, the terms "confidential information" shall include executable software, source code and all documents relating thereto, memoranda, notes, records, sales information, manuals, processes, technology, proprietary information, patents, designs, methods, techniques, trade secrets, systems, patterns, models, devices, compilations, lists of customers or any information of whatever nature which gives to CAN-AM an opportunity to obtain an advantage over its competitors who do not know or use it, but it is understood that said terms do not include knowledge, skills or information which is common to the trade or profession of J&M.

         8. Assignability. The skills and obligations of J&M hereunder are unique and may not be substituted without the prior express written consent of CAN-AM.

         9. Notices. All notices provided for by this Agreement shall be made in writing either (i) by actual delivery of the notice into the hands of the parties thereunto entitled or (ii) the mailing of the notice in the United States' mail to the address, as stated below (or at such other address as may have been designated by written notice) of the party entitled hereto, by certified or registered mail, return receipt requested. The notice shall be deemed to be received on the date it is placed for delivery with the

United States Postal Service. All communications hereunder shall be in writing and sent to the addresses on the signature page.

         10. Miscellaneous.

                  a. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona.

                  b. Amendment and Waiver. No amendment, waiver or modification of this Agreement shall be valid unless in writing and duly executed by the party to be charged therewith. Waiver by either party hereto of any breach or default by the other party of any of the terms and provisions of this Agreement shall not operate as a waiver of any other breach or default, whether similar or to different from the breach or default waived.

                  c. Severability. All agreements, provisions, representations, warranties and covenants contained herein are severable, and in the event that any one or more of them shall be held to be invalid, illegal or unenforceable in any respect by any court of competent jurisdiction, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected hereby, and this Agreement shall be interpreted as if such invalid, illegal or unenforceable agreements, provisions or covenants were not contained herein.

                  d. Gender. Whenever the context required, the masculine shall include the feminine and neuter.

                  e. Entire Agreement. This Agreement constitutes and embodies the full and complete understanding and agreement of the parties hereto provided, and supersedes all prior understandings or agreements, whether oral or in writing.

                  f. Arbitration. In the event of any dispute between the parties as to the interpretation of any of the terms and provisions of this agreement, the matter shall be submitted to arbitration in the following manner:

         Either party shall serve written notice upon the other party that they desire to submit the dispute to arbitration and within fifteen (15) days of the date of any such written notice, each party shall appoint an arbitrator. Within ten (10) days thereafter the two arbitrators so selected shall appoint a third. In the event either party shall fail to appoint an arbitrator within such fifteen-day period or if the two arbitrators so appointed shall fail to select a third within such ten-day period, then a judge of the Superior Court of Maricopa County or such other court as may have jurisdiction thereover shall appoint such arbitrator. The three arbitrators shall determine the controversy in accordance with the Rules of the American Arbitration Association and a decision of the majority of the arbitrators shall bind and be conclusive upon the parties. The parties shall pay the expense of arbitration in the manner determined by the arbitrators and judgment upon the award rendered by the arbitrators may, if permissible, be entered in any court having jurisdiction thereover.

                  g. Successors and Assigns. This Agreement shall inure to the benefit of and shall be binding on and enforceable by the parties and their respective successors and permitted assigns, as the case may be.

                  h. Execution and Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original and all of which taken together shall constitute one and the same instrument.

                  i. Attorneys' Fees. In the event of the bringing of any action or suit by a party hereto against another party hereunder by reason of any breach of any of the covenants, agreements or provisions on the part of the other party arising out of this Agreement, then in that event the prevailing party shall be entitled to have and recover from the other party all costs and expenses of the action or suit, including attorneys' fees and costs.

         IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first written above.


"CAN-AM"                                     "J&M"

CAN-AM INTERNATIONAL                         J&M WHOLESALE, LTD.
INVESTMENT CORP.                             a British Columbia corporation
a British Columbia corporation



By /s/ Colin A. Jones                        By /s/ Colin A. Jones
   -----------------------------------          --------------------------------
    Colin A. Jones, President                     Colin A. Jones, President

   15651 North 83rd Way                      102, 4463 Byrne Road
   Building C, Suite 3                       Burnaby, British Columbia, Canada
   Scottsdale, Arizona 85260                 V5J 3H6
                                      - 4 -